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                                                                       EX 99.B16

                                   KEY MUTUAL FUNDS
                                   EXHIBIT 16
                                   TOTAL RETURN

                                   KEY STOCK INDEX FUND

       AGGREGATE TOTAL RETURN
       ---------------------------------------------------

       T = (ERV/P) - 1

       WHERE:        T =       TOTAL RETURN

                     ERV =     REDEEMABLE VALUE AT THE END OF THE
                               PERIOD OF A HYPOTHETICAL $1,000
                               INVESTMENT MADE AT THE BEGINNING OF THE
                               PERIOD.

                     P =       A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

       EXAMPLE:

          SINCE INCEPTION:     (    07/01/96 TO   10/31/96):
                               (    1,050.5 /1,000) - 1 =          5.05%
          YEAR TO DATE:        (    07/01/96 TO   10/31/96):
                               (    1,050.50/1,000) - 1 =          5.05%
          QUARTERLY:           (    08/01/96 TO   10/31/96):
                               (    1,102.28/1,000) - 1 =         10.23%
          MONTHLY:             (    10/01/96 TO   10/31/96):
                               (    1,027.56/1,000) - 1 =          2.76%

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                                KEY MUTUAL FUNDS
                        30-DAY S.E.C. YIELD CALCULATIONS
                              KEY STOCK INDEX FUND


ACTUAL (WITH WAIVERS)
                                             (a-b)
                                          ----------
30-Day S.E.C. Yield Equation   =   2 *{[(    (cd)    +1)(to the 6th power)]-1} =


WHERE  a=     Dividends and interest earned during the period

       b=     Expenses accrued for the period (net of reimbursements)

       c= The average daily number of shares outstanding during the period that were entitled to receive dividends

       d= The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period



MAXIMUM FEES (without waivers)
                                             (a-b)
                                           ---------
30-Day S.E.C. Yield Equation   =   2 *{[(    (cd)    +1)(to the 6th power)]-1} =


WHERE  a=     Dividends and interest earned during the period

       b=     Expenses accrued for the period (without waivers)

       c= The average daily number of shares outstanding during the period that were entitled to receive dividends

       d= The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period



ACTUAL

         (     25,750.42-          0.00)
  2*{[(  ------------------------------- +1)(to the 6th power)]-1) =     3.22%
         (   926.381.069*         10.44)

     The performance was computed based on the thirty day period ending October 31, 1996.



FULL FEES (WITHOUT WAIVERS)

         (     25,750.42-     49,464.88)
  2*{[(  ------------------------------- +1)(to the 6th power)]-1) =    -2.92%
         (   926.381.069*         10.44)

     The performance was computed based on the thirty day period ending October 31, 1996.